UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	June 30, 2006

Journal Communications, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-31805	20-0020198
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

333 West State Street, Milwaukee, Wisconsin 53203
(Address of principal executive offices, including zip code)

(414) 224-2616
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01.	Other Events.

        At the 2006 Annual Meeting of Shareholders of Journal Communications, Inc. (the “Company”) held on April 27, 2006, the shareholders of the Company adopted amendments (the “B Market Amendment”) to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to eliminate the three trading days “sales/waiting period” relating to the sale or conversion of the Company’s class B common stock in the “B market” under the Articles. The proposal that the Company’s shareholders approved to effect the B Market Amendment contemplated that the B Market Amendment would not become effective until such time as the Company and its transfer agent could put in place all required procedural changes to fully implement the revised “B market” under the Articles that would result from the B Market Amendment. On June 30, 2006, the Company filed Articles of Amendment to the Articles with the Wisconsin Department of Financial Institutions to effect the B Market Amendment.

        A full description of the amendments to the Articles referenced above is set forth in the Company’s proxy statement filed with the Securities and Exchange Commission on March 14, 2006 in connection with the Company’s 2006 Annual Meeting of Shareholders. The B Market Amendment is filed herewith as Exhibit 3.1 and the full text of the Articles, as amended by the B Market Amendment, is filed herewith as Exhibit 3.2.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(3.1)	Amendments to the Amended and Restated Articles of Incorporation of Journal Communications, Inc.

(3.2)	Amended and Restated Articles of Incorporation of Journal Communications, Inc., as amended through June 30, 2006.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOURNAL COMMUNICATIONS, INC.
Date: July 5, 2006	By: /s/ Mary Hill Leahy
Mary Hill Leahy
Senior Vice President, General Counsel
and Chief Compliance Officer

JOURNAL COMMUNICATIONS, INC.

EXHIBIT INDEX TO FORM 8-K
Report Dated June 30, 2006

Exhibit No.

(3.1)	Amendments to the Amended and Restated Articles of Incorporation of Journal Communications, Inc.

(3.2)	Amended and Restated Articles of Incorporation of Journal Communications, Inc., as amended through June 30, 2006.